Exhibit 3.75

ARTICLES OF INCORPORATION

OF

COLUMBIA/HCA JOHN RANDOLPH, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state (s) as follows;

1.	The name of the corporation is:

COLUMBIA/HCA JOHN RANDOLPH, INC.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)
1,000	COMMON

3.	A. The corporation’s initial registered office address, which is the business address of the initial registered agent is:

5511 Staples Mill Road	Richmond	VA 23228
(Number/Street)	(City or Town)	Zip Code

B. The registered office is physically located in the ☐ City or ☒ County of Henrico

4.	A. The name of the corporation’s initial registered agent is: Edward R. Parker

B. The initial registered agent is (mark appropriate box):

(1)	An individual who is a resident of Virginia and

☐	an initial director of the corporation

☒	a member of the Virginia State Bar

OR

(2)	☐ a professional corporation or professional limited liability company of attorneys registered under section 54.1-3902, Coda of Virginia

5.	The NAMES and ADDRESSES of the initial directors are:

Stephen T. Braun	201 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202

Richard A. Schweinhart	201 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202

David C. Colby	201 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202

6.	INCORPORATOR(S);

LINDA MCDONALD, INCORPORATOR

Signature(s)	Printed name(s)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

November 29, 1994

The State Corporation Commission has found the accompanying articles submitted on behalf of

COLUMBIA/HCA JOHN RANDOLPH, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective November 29, 1994.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner